     EXHIBIT 10.108

                              EXCHANGE AGREEMENT

     This EXCHANGE AGREEMENT is entered into as of July 15, 1999, between INTERCARDIA, INC., a Delaware corporation ("Intercardia"), and INTERNEURON PHARMACEUTICALS, INC., a Delaware corporation ("Interneuron"). All terms not otherwise defined herein are used as defined in Article 1 below.

                                R E C I T A L S
                                - - - - - - - -

     A. Intercardia owns 100% of the limited liability company interests of CPEC LLC, a Delaware limited liability company ("CPEC").

     B. Interneuron (i) owns 4,511,084 shares, representing approximately 61.4%, of the outstanding shares of common stock, $.001 par value, of Intercardia ("Common Stock") and (ii) holds the Intercardia Note.

     C. CPEC holds the exclusive, worldwide rights under the BMS License to develop and commercialize Bucindolol, a nonselective beta-blocker with mild vasodilating properties, for use as a pharmaceutical therapy for congestive heart failure and left ventricular dysfunction.

     D. Bucindolol is being evaluated in a Phase III clinical study in the United States, referred to as "BEST" (for Beta-blocker Evaluation of Survival Trial), which is being conducted by the Veterans Administration and the National Institutes of Health. CPEC contributes to the funding of BEST.

     E. Pursuant to the Knoll Agreement, BASF Pharma/Knoll AG ("Knoll") holds an exclusive sublicense from CPEC for the development, commercialization and sale of Bucindolol outside the United States, Puerto Rico and Japan.

     F. Interneuron wishes to buy, and Intercardia wishes to sell, 65% of the CPEC Interests in exchange for (i) the redemption by Intercardia of 4,229,381 of the shares of Intercardia Common Stock held by Interneuron, and (ii) cancellation of the Intercardia Note.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:


                           ARTICLE 1 - DEFINITIONS

     1.1 When used in this Agreement, the capitalized terms not otherwise defined herein shall have the corresponding meanings set forth below.

          "Affiliate" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. The term "control" means the ownership, directly or indirectly, of over 50% of the voting securities or interests of the Person in question, or the right to receive over 50% of the profits or earnings of a Person, or the power to direct or cause the direction of the management and policies of that Person, whether by contract or otherwise.

          "BMS License" means the Agreement dated as of December 6, 1991, as further amended by the parties thereto, between Bristol-Myers Squibb Company and Cardiovascular Pharmacology and Engineering Consultants, Inc. a predecessor-in-interest of CPEC.

          "Bucindolol" means the compound Benzonitrile, 2-[2-hydroxy-3-[[2-(1H-indol-3-yl)-1,1-dimethylethyl]amino]propoxy]-,monohydrochloride, also known under the trademark "BEXTRA".

          "Closing" has the meaning specified in Section 2.2 below.

          "CPEC" means CPEC LLC, and, where applicable, its predecessors-in-interest, CPEC, Inc., a Nevada corporation, and Cardiovascular Pharmacology and Engineering Consultants, Inc., a California corporation ("CPEC California").

          "CPEC Interests" means the limited liability company interests of CPEC.

          "CPEC Territory" means the United States of America, the District of Columbia, Puerto Rico and Japan.

          "Exchange" has the meaning specified in Section 2.1 below.

          "Intercardia Note" means the promissory note of Intercardia dated July 15, 1999, issued to Interneuron in the principal amount of $2,000,000.

          "Intercardia Shares" has the meaning specified in Section 2.1 hereof.

          "Intercompany Agreement" means the Intercompany Services Agreement effective as of December 4, 1995, between Intercardia and Interneuron.

          "Knoll Agreement" means the Development, Manufacturing, Marketing and License Agreement effective as of December 19, 1996, among Intercardia, CPEC and Knoll.

          "Knoll Territory" means all countries with the exception of the United States of America, the District of Columbia, Puerto Rico and Japan.

          "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of CPEC LLC among CPEC, Interneuron and Intercardia, dated as of the date hereof.

     "Party" shall mean Intercardia or Interneuron, as the context may require, and "Parties" means Intercardia and Interneuron.

     "Transcell Merger Shares" shall mean the number of shares of Common Stock calculated in accordance with Section 3.1 hereof.


                      ARTICLE 2 - EXCHANGE OF SECURITIES

     2.1  Exchange of CPEC Interests and Intercardia Securities.  On the terms
          -----------------------------------------------------
and subject to the conditions hereinafter set forth, at the Closing Intercardia will redeem all of the shares of Common Stock held by Interneuron as of such date, less the Transcell Merger Shares (such net amount of shares being referred to as the "Intercardia Shares"), in exchange for the transfer by Intercardia to Interneuron of 65% of the CPEC Interests and cancellation of the Intercardia Note (the "Exchange"). Immediately following the completion of the Exchange, Interneuron will own 65% of the CPEC Interests and Intercardia will own 35% of the CPEC Interests.

     2.2  Closing.  The closing of the Exchange (the "Closing") shall take place
          -------
on July 15, 1999, at a mutually satisfactory time and location.

     2.3  Conditions of the Parties to the Closing.
          ----------------------------------------

          2.3.1  Conditions of Interneuron.  Interneuron's obligation to
                 -------------------------
consummate the Closing is subject to satisfaction of the following conditions (unless waived in its sole discretion), in form and substance reasonably satisfactory to Interneuron and its counsel:

                 (a) Execution by Intercardia and Interneuron of the LLC Agreement substantially in the form of Exhibit A to this Agreement;

                 (b) Receipt of the Assignment, Assumption and License Agreement executed by CPEC and Intercardia with respect to the Knoll Agreement and the development and marketing of Bucindolol in the Knoll Territory, substantially in the form of Exhibit B to this Agreement;

                 (c) Execution by Intercardia of a Registration Rights Agreement, substantially in the form of Exhibit C to this Agreement;

                 (d) Receipt and acceptance by Interneuron of an opinion of Hempstead & Co. to the effect that the consideration to be received by Interneuron in the Exchange is fair from a financial point of view to it and its stockholders;

                 (e) All consents and approvals of third parties that are required to be obtained by Interneuron as of the Closing have been obtained (or have been waived by the third party); and

                 (g) The obligations of Intercardia under this Agreement to be satisfied by it as of the Closing are satisfied.

          2.3.2  Conditions of Intercardia.  Intercardia's obligation to
                 --------------------------
consummate the Closing is subject to satisfaction of the following conditions (unless waived in its sole discretion), in form and substance reasonably satisfactory to Intercardia and its counsel:

                 (a) Receipt of a certificate or certificates representing the Intercardia Shares, duly endorsed for transfer in blank;

                 (b) Execution of the LLC Agreement by Interneuron and Intercardia substantially in the form of Exhibit A to this Agreement;

                 (c) Receipt of the Assignment, Assumption and License Agreement executed by CPEC with respect to the Knoll Agreement and the development and marketing of Bucindolol in the Knoll Territory, substantially in the form of Exhibit B to this Agreement;

                 (d) Receipt and acceptance of an opinion of ING Baring Furman Selz LLC to the effect that the consideration to be paid to Intercardia in the Exchange is fair from a financial point of view to Intercardia's stockholders (other than Interneuron);

                 (e) Receipt of the Intercardia Note, marked "cancelled";

                 (f) All consents and approvals of third parties that are required to be obtained by Intercardia as of the Closing have been obtained (or have been waived by the third party); and

                 (g) The obligations of Interneuron under this Agreement to be satisfied by it as of the Closing are satisfied.

     2.4  Mutual Representations and Warranties of the Parties.  Each of
          ----------------------------------------------------
Intercardia and Interneuron hereby represents and warrants to the other as of the Closing as follows:

          2.4.1  Due Authorization.  The execution, delivery and performance of
                 -----------------
this Agreement have been duly and validly authorized by their respective Boards of Directors. This Agreement constitutes its legal, valid and binding obligation (assuming due execution and delivery by the other Party). Neither the Exchange nor the execution and performance of this Agreement will violate its Certificate of Incorporation or By-Laws or any agreement, commitment, statute, judgment, order, injunction, decree or award against, or binding upon, it.

          2.4.2  No Consents.  No consent, approval, order or authorization of,
                 -----------
or registration, qualification, designation, declaration or filing with, any person, entity or governmental authority is required on its part as a condition of executing this Agreement or completing the Exchange.

          2.4.3  Ownership of Securities.  It is the lawful owner of record and
                 -----------------------
beneficially of the securities to be delivered by it in the Exchange, free and clear of any lien, charge, encumbrance, option, pledge or other claim of any nature whatsoever.

     2.5  Investment Intention.  Interneuron represents and warrants to
          --------------------
Intercardia that it is acquiring the CPEC Interests for its own account solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof. Interneuron acknowledges that the CPEC Interests are not registered under the Securities Act of 1933, as amended (the "Act"), and the CPEC Interests may not be transferred or sold except pursuant to the registration provisions of the Act or pursuant to an applicable exemption therefrom.

     2.6  Access to Information.  Each Party acknowledges that it has had full
          ---------------------
access to all information requested by it related to the Exchange and that it is fully capable of evaluating the risks of the transactions contemplated herein.

     2.7  Intercardia Representations.  Intercardia represents and warrants to
          ---------------------------
Interneuron that (a) the books and records of CPEC are complete in all material respects and have been maintained in accordance with generally accepted accounting principles consistently applied; (b) Intercardia has provided Interneuron with copies of all agreements material to CPEC or to Bucindolol; (c) CPEC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability power and authority to carry on its business as now conducted and proposed to be conducted; and (d) other than the CPEC Interests, there are no other securities convertible into, exchangeable for or exercisable into any CPEC Interests or other securities of CPEC.

     2.8  Publicity.  Each Party will submit to the other Party for review and
          ---------
comment the proposed form of press release to be issued by it announcing the completion of the Exchange. Review of each Party's press release will be in accordance with the Intercompany Agreement. Each Party is entitled to file this Agreement and related documents with the Securities and Exchange Commission. Prior to such filing, the Parties will cooperate to determine if confidential treatment is appropriate for proprietary or sensitive information, in which case both Parties will make appropriate requests for confidential treatment (or file a joint request).

     2.9  Expenses.  Each Party shall bear its own expenses incurred in
          --------
connection with the negotiation and execution of this Agreement and the completion of the Exchange, whether or not the transaction is consummated. Without limiting the foregoing, each Party is liable for the costs of obtaining a fairness opinion with respect to the Exchange and any fees or taxes which may be charged or assessed against it in connection with the Exchange or the subsequent performance of this Agreement.

     2.10  No Brokers.  Each Party represents to the other that no third party
           ----------
is entitled to any broker's, finder's or similar fee in connection with its participation in the Exchange or the performance of its rights or obligations under this Agreement following the Exchange.


          ARTICLE 3 - CERTAIN POST-CLOSING OBLIGATIONS OF THE PARTIES

     3.1  Payments under Transcell Merger Agreement.  All outstanding
          -----------------------------------------
obligations of Intercardia and Interneuron arising under the Agreement and Plan of Merger dated as of March 2, 1998 among Intercardia, Interneuron and Transcell Technologies, Inc. (the "Transcell Merger Agreement") shall survive the Closing except that Interneuron hereby waives payment of the Second Installment of the Merger Consideration due under Section 4.1 of the Merger Agreement in August 1999, and shall retain at the Closing, in lieu of receipt of the Second Installment, 281,703 shares of Common Stock, calculated by dividing the dollar amount of the Second Installment payable to Interneuron, by the average closing price of the Common Stock on the Nasdaq National Market during the 90 trading days ending two trading days prior to the Closing. The shares of Common Stock calculated pursuant to the immediately preceding sentence are referred to herein as the "Transcell Merger Shares."

     3.2  Payments to Former Stockholders of CPEC California.
          --------------------------------------------------

          3.2.1  Adjusted Proportion of CPEC Payments.  Effective upon the
                 ------------------------------------
Closing, Interneuron shall assume 45% of Intercardia's obligations under the Acquisition Agreement dated as of May 13, 1994 (the "CPEC Acquisition Agreement") for Additional Purchase Price to the Sellers (each as defined in the CPEC Acquisition Agreement). Interneuron will issue sufficient shares of Interneuron common stock, $.001 par value ("IPI Common Stock"), to the former stockholders of CPEC California to satisfy such obligation. Interneuron and Intercardia will coordinate the delivery to the former stockholders of CPEC California of the IPI Common Stock owed by Interneuron and the IPI Common Stock owed by Intercardia (as described in Section 3.2.2 below).

          3.2.2  Interneuron Shares.  Interneuron will provide Intercardia with
                 ------------------
a sufficient number of shares of IPI Common Stock to permit Intercardia to fund its share of the Additional Purchase Price. Intercardia will pay Interneuron an amount equal to the fair market value of the IPI Common Stock at the time of issuance. The amount shall be payable, at Intercardia's election, in cash or in shares of Common Stock having a fair market value equal to the fair market value of the IPI Common Stock. The fair market value of each company's common stock shall be the closing price on the Nasdaq National Market on the trading date immediately preceding the payment date; provided, that if the common stock of either Interneuron or Intercardia is not then traded on the Nasdaq National Market, fair market value of such company's common stock shall be the average of the closing bid and asked prices of such company's common stock on the Nasdaq Stock Market or, if not so traded, the over-the-counter market or, if not so traded, shall be mutually agreed upon. If the Parties cannot mutually agree to such value, fair market value shall be determined by an independent appraiser acceptable to each Party, the costs of which shall be shared equally by each Party.

          3.2.3  Amendment to CPEC Acquisition Agreement.  Interneuron and
                 ---------------------------------------
Intercardia hereby waive performance or non-compliance with any obligations which may have arisen under Section 8.6 of the CPEC Acquisition Agreement whether pursuant to this Agreement or otherwise, and hereby agree that, effective from and after the Closing, Section 8.6 of the CPEC Acquisition Agreement is hereby deleted in its entirety.

     3.3  Employee Benefit Plans.  Interneuron will maintain and Intercardia
          ----------------------
will fund through September 30, 1999 on behalf of (a) any employees of Intercardia through September 30, 1999; (b) all employees of Intercardia who were eligible as of the Closing Date or during the period from Closing through September 30, 1999 for coverage under IRC 4980B ("COBRA Coverage") and (c) all family members of each employee referred to in (a) and (b) who qualified for COBRA Coverage as of the Closing Date under the Plans (the individuals referred to in (a), (b) and (c) being collectively, the "Plan Beneficiaries"), the employee benefit plans listed on Exhibit D hereto (the "Plans"), on substantially the same terms as the Plans were administered to the Plan Beneficiaries immediately prior to the Closing. Intercardia will reimburse Interneuron on a monthly basis for the internal and out-of-pocket costs of such Plans, calculated as if the first and second sentences of Section 4.1(a) of the Intercompany Agreement were applicable to such internal and out-of-pocket costs, within 10 days following receipt of Interneuron's invoice or statement containing such costs. Intercardia will assume administration and funding of the Plans for all of the Plan Beneficiaries after September 30, 1999.

     3.4  Termination of Certain Intercompany Agreements.  The Intercompany
          ----------------------------------------------
Agreement shall automatically terminate and be of no further force and effect from and after the Closing, except (i) for purposes of calculating Interneuron's costs under Section 3.3 above; (ii) for as long as Interneuron maintains the Plans, Article V of the Intercompany Agreement shall survive and continue to be applicable; and (iii) the provisions of Section 3.2 of the Intercompany Agreement relating to the coordination of financial reporting (including audit rights) shall terminate as of October 1, 1999, but shall remain in effect with respect to any fiscal periods prior to such date. The Tax Allocation Agreement dated December 4, 1995 between Interneuron and Intercardia shall terminate as of the Closing, with respect to any tax periods after the Closing.

     3.5  Reconciliation of Intercompany Accounts.  The initial settlement of
          ---------------------------------------
intercompany accounts between Interneuron and Intercardia shall be completed at or prior to the Closing. Additional adjustments for expenses incurred by Interneuron or Intercardia which relate to periods prior to the Closing will be made as and when they come due, until all expenses or accruals are finally reconciled.

     3.6  Certain Tax Matters.
          -------------------

          3.6.1  Preparation of Tax Returns.  Intercardia and Interneuron will
                 --------------------------
cooperate in the preparation and filing of tax returns that report, value and/or characterize the transactions contemplated by this Agreement, to ensure consistent filings with federal, state and local taxing authorities.

          3.6.2  Calculation of Section 382 Ownership Changes.  Intercardia
                 --------------------------------------------
hereby requests that Interneuron prepare an analysis of the status of Section 382 of the Internal Revenue Code ownership changes for Interneuron and Transcell Technologies, Inc. for periods from September 30, 1991 through the Closing, which Intercardia will use in determining its available net operating loss carryforwards.


                           ARTICLE 4 - MISCELLANEOUS

     4.1  Notices.  Any notice required to be given hereunder shall be in
          -------
writing, shall refer specifically to this Agreement, and shall be sent by facsimile transmission (with a confirmatory copy sent by overnight courier), by courier service (with proof of service), by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows, or to such other addressee as shall be properly designated in accordance with these notice provisions:

     If to Interneuron:

               Interneuron Pharmaceuticals, Inc.
               99 Hayden Avenue, Suite 200
               Lexington, MA 02421
               Facsimile:  (781) 862-3859
               Telephone:  (781) 402-3400
               Attention:  Glenn L. Cooper, M.D.

     If to Intercardia:

               Intercardia, Inc.
               Post Office Box 14287
               3200 East Highway 54
               Cape Fear Building, Suite 300
               Research Triangle Park, NC 27709
               Facsimile:  919-544-1245
               Telephone:  919-558-8688
               Attention:  Clayton I. Duncan

               With a copy to:

               Wyrick Robbins Yates & Ponton LLP
               4101 Lake Boone Trail, Suite 300
               Raleigh, NC 27607
               Facsimile:  919-781-4865
               Telephone:  919-781-4000
               Attention:  Larry E. Robbins, Esq.

     4.2  Arbitration.  Any disputes arising between the Parties relating to,
          -----------
arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of the Agreement, shall be finally resolved by binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During such period, the Parties shall make good faith efforts to amicably resolve the dispute without arbitration. Any arbitration hereunder shall be conducted under the rules of the American Arbitration Association. Each such arbitration shall be conducted by a panel of three arbitrators: one arbitrator shall be appointed by each of Interneuron and Intercardia and the third shall be appointed by the two arbitrators; provided, however, if no mutually acceptable arbitrator can be agreed to by the first two arbitrators, a third shall be appointed by the American Arbitration Association. Any such arbitration shall be held in New York, New York. The arbitrators shall have the authority to direct the Parties as to the manner in which the Parties shall resolve the disputed issues, to render a final decision with respect to such disputed issues, or to grant specific performance with respect to any such disputed issue. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Nothing in this Section shall be construed to preclude either Party from seeking provisional remedies, including but not limited to, temporary restraining orders and preliminary injunctions, from any court of competent jurisdiction, in order to protect its rights pending arbitration, but such preliminary relief shall not be sought as a means of avoiding arbitration. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

     4.3  Indemnification.
          ---------------

          4.3.1  General.  Each Party shall indemnify, defend and hold harmless
                 -------
the other Party and its Affiliates, employees, officers, directors, stockholders and agents (each, an "Indemnified Party") from and against any losses, damages, expenses or liabilities (including reasonable attorneys' fees) ("Liabilities") resulting from (i) any representation or warranty made by a Party as of the Closing that was not true in all material respects when made; or (ii) breach by a Party of any covenant required to be performed by it under this Agreement.

          4.3.2  Pre-Closing Acts or Omissions of CPEC.  Interneuron shall
                 -------------------------------------
indemnify, defend and hold harmless an Intercardia Indemnified Party for 20% of any Liabilities incurred by the Intercardia Indemnified Party for any act or omission of CPEC occurring prior to the Closing, and Intercardia shall indemnify, defend and hold harmless an Interneuron Indemnified Party for 80% of any Liabilities incurred by the Interneuron Indemnified Party for any act or omission of CPEC (which for purposes of this Section 4.3.2 includes any act or omission by Intercardia on behalf of CPEC) occurring prior to the Closing, including, without limitation, any Liability arising from the (i) breach by CPEC (whether before or after the Closing) of any obligations relating to the supply of Bucindolol prior to the Closing, or any breach of the royalty and other obligations to BMS under the BMS License with respect to the CPEC Territory,
(ii) use by any person of any product containing Bucindolol that was manufactured, marketed, sold or distributed by or on behalf of CPEC or any licensee in the CPEC Territory, and (iii) use by CPEC or any licensee thereof of Bucindolol Intellectual Property in the CPEC Territory. In any circumstance where both Interneuron and Intercardia incur Liabilities to the same third party with respect to the same or substantially similar act or omission, each Party's Liabilities shall be added together (counting the Liability owed to the third party only once), and Interneuron shall be responsible for 20% of the aggregate Liabilities and Intercardia shall be responsible for 80% of the aggregate Liabilities.

          4.3.3  Post-Closing Acts or Omissions of CPEC relating to the CPEC
                 -----------------------------------------------------------
Territory.  Interneuron shall indemnify, defend and hold harmless an Intercardia
---------
Indemnified Party for 65% of any Liabilities incurred by such Intercardia Indemnified Party and Intercardia shall indemnify, defend and hold harmless an Interneuron Indemnified Party for 35% of any Liabilities incurred by the Interneuron Indemnified Party, resulting from any act or omission of CPEC (which for purposes of this Section 4.3.3 includes any act or omission by Intercardia or Interneuron on behalf of CPEC) occurring after the Closing related to the manufacture, marketing, sale or distribution of Bucindolol or any product containing Bucindolol in the CPEC Territory, including, without limitation, any Liability arising from the (i) breach by CPEC of any obligations relating to the supply of Bucindolol after the Closing for purposes of the CPEC Territory, or any breach of the royalty and other obligations to BMS under the BMS License with respect to the CPEC Territory, (ii) use by any person of any product containing Bucindolol that was manufactured, marketed, sold or distributed by or on behalf of CPEC or any licensee in the CPEC Territory, and (iii) use by CPEC or any licensee thereof of Bucindolol Intellectual Property in the CPEC Territory.

          4.3.4  Post-Closing Acts or Omissions of Intercardia relating to the
                 -------------------------------------------------------------
Knoll Territory.  Intercardia shall indemnify, defend and hold harmless an
---------------
Interneuron Indemnified Party from and against any Liabilities incurred by such Interneuron Indemnified Party resulting from any act or omission of Intercardia occurring after the Closing related to the manufacture, marketing, sale or distribution of Bucindolol or any product containing Bucindolol in the Knoll Territory, including, without limitation (i) breach by Intercardia of the Knoll Agreement, any obligations relating to the supply of Bucindolol after the Closing for purposes of the Knoll Territory, or any breach of the royalty and other obligations to BMS under the BMS License with respect to the Knoll Territory, (ii) the use by any person of any product containing Bucindolol that was manufactured, marketed, sold or distributed by or on behalf of Intercardia or any licensee thereof in the Knoll Territory, and (iii) the use by Intercardia or any licensee thereof of Bucindolol Intellectual Property in the Knoll Territory.

          4.3.5  Exception to Indemnification Obligations; Limitation on
                 -------------------------------------------------------
Liability.  An Indemnified Party shall not be entitled to indemnification under
---------
this Section 4.3 to the extent the Liability resulted from its own gross negligence or willful misconduct. In no event may an Indemnified Party be entitled to recover from the indemnifying party any Liabilities consisting of or in the nature of lost profits, special or consequential damages, or punitive damages.

          4.3.6  Procedures.  As a condition of indemnification under this
                 ----------
Section 4.3, the Indemnified Party must give written notice to the indemnifying Party of the existence and nature of such claim within 30 business days after receiving actual knowledge of such claim. Within 20 days thereafter, the Party receiving an indemnity notice relating to a claim by a third party must elect or decline in writing to accept such claim for defense. As to any other type of indemnity claim (e.g., for breach), the Party receiving the notice must indicate within the 20-day period whether it accepts or disputes the indemnification obligation; if it accepts the obligation, payment of such amount shall be made no later than 30 days thereafter. If a third party claim has been accepted for defense by the indemnifying Party, the Indemnified Party shall not have any authority to resolve, compromise or settle the third party claim without the indemnifying Party's written consent. An Indemnified Party may participate in, but not control, the defense of a claim for which it is receiving indemnity, at its own cost and expense. Claims against CPEC or the Parties under Section 4.3.3 above shall be defended jointly, with mutually acceptable counsel.

     4.4  Entire Agreement.  This Agreement and the documents required to be
          ----------------
delivered at the Closing, as specified in Section 2.3 hereof, together constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, negotiations and understandings, whether oral or written, and may not be amended, supplemented, or waived, except by performance or by an instrument in writing signed by the Party or parties to be bound.

     4.5  Limited Assignment; Binding Effect.  Neither this Agreement nor any
          ----------------------------------
right, remedy, obligation or liability arising under this Agreement or by reason hereof shall be assignable by either Party to another person or entity, without the prior written consent of the other Party; however, each Party may assign this Agreement to an Affiliate or to a successor to substantially all of its business. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

     4.6  Further Assurances.  Each Party shall take all reasonable actions as
          ------------------
may be necessary or requested by the other Party to carry out and consummate the transactions contemplated by this Agreement.

     4.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, without giving effect to conflict-of-laws provisions.

     4.8  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     4.9  No Third Party Beneficiaries.  Nothing in this Agreement, express or
          ----------------------------
implied, is intended to confer on any person other than a Party, any benefits, rights or remedies.

     IN WITNESS WHEREOF, each Party has caused its duly authorized representative to execute this Agreement as of the date first above written.

INTERNEURON PHARMACEUTICALS, INC.

By: /s/  Michael W. Rogers
    ----------------------
Name:  Michael W. Rogers
Title: Executive Vice President



INTERCARDIA, INC.

By: /s/ Richard W.Reichow
    ---------------------
Name: Richard W.  Reichow
Title: Executive Vice President & CFO

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